Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Putnam Diversified Income Trust

We consent to the use of our report dated November 12, 2019, with respect to the financial statements of Putnam Diversified Income Trust, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

January 25, 2021